Exhibit 2.1

                          SECURITIES EXCHANGE AGREEMENT


     THIS SECURITIES EXCHANGE AGREEMENT (the "Agreement"), dated as of October 19, 2005 (the "Effective Date"), is entered into by and among ONNY INVESTMENT LIMITED, a company incorporated in the British Virgin Islands with limited liability ("Onny"), and TS ELECTRONICS, INC., a Delaware corporation (the "COMPANY"), the individuals whose names appear on the signature page hereof, each being a shareholder of Onny (collectively, the "Shareholders"), and Halter Financial Group, Inc. ("the HFG"), solely as to Section 7.2(e), hereof. Certain capitalized terms used in this Agreement are defined in Section 8.3 hereof.

                              W I T N E S S E T H:

     WHEREAS, as of the Effective Date, there are 39,700 issued and outstanding shares of the ordinary shares of Onny (the "Onny Stock"), of which all of the shares of Onny Stock are beneficially owned and/or controlled by the Shareholders.

     WHEREAS, COMPANY proposes to acquire all of the outstanding shares of Onny in exchange for the issuance of an aggregate of 32,222,996 shares of common stock, par value $0.001, of COMPANY (the "Exchange");

     WHEREAS, the Exchange shall constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and/or any other "tax free" exemptions thereunder that may be available for the Exchange; and

     WHEREAS, the Boards of Directors of COMPANY and Onny have determined that it is desirable to effect such a plan of reorganization and stock exchange.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                         ISSUANCE AND EXCHANGE OF SHARES

1.1      Issuance and Exchange.

     At the Closing (as defined in Section 2.1 below), to be held in accordance with the provisions of Article II below and subject to the terms and agreements set forth herein, the COMPANY shall authorize its transfer agent to issue to the Shareholders an aggregate of 27,499,940 shares of its common stock, par value $0.001, (the "COMPANY Stock"), not including the "Post Closing Shares" (as hereinafter defined), to the Shareholders as set forth in Section 1.2 below in exchange for the Onny Stock. The Shareholders shall have delivered to King and Wood, LLP certificates evidencing their Onny Stock, together with duly executed stock powers to effectuate the transfer. King and Wood, LLP shall release the Onny Stock, over which it has custody, to COMPANY in accordance with the written


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instruction of COMPANY,  assuming  satisfaction by the  Shareholders and Onny of all applicable conditions set forth in this Agreement.

1.2      Exchange Ratio.

     (a) At the Closing and as provided for in Section 7.2(f) below, COMPANY shall exchange the Company Stock, excluding the Post Closing Shares, for all of the issued and outstanding shares of Onny Stock as full consideration for the Onny Stock. All the parties of this Agreement agree that the capitalization of COMPANY immediately prior to and immediately following the Closing is set forth on Exhibit 1.2(a) hereto.

     (b) No fractional shares of COMPANY Stock will be issued to any Shareholder entitled to receive said shares. Accordingly, Shareholders who would otherwise be entitled to receive fractional shares of COMPANY Stock will, upon surrender of their certificate representing the fractional shares of Onny Stock, receive a full share if the fractional share exceeds fifty percent (50%) and if the fractional share is less than fifty percent (50%) the fractional share shall be cancelled.

                                   ARTICLE II.
                                     CLOSING

2.1      Closing.

     The consummation of the Exchange by COMPANY, Onny and the Shareholders (the "Closing") shall occur on the Effective Date at the offices of King and Wood, LLP, the counsel of Onny, subject to the satisfaction or waiver of all of the conditions to Closing, or at such other place as the parties may agree upon.

2.2      Deliveries by COMPANY.

     COMPANY shall deliver, or cause to be delivered, to the Shareholders:

     (a) As soon as practicable after the Closing, certificates for the shares of COMPANY Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to the Shareholders and their counsel, it being understood that the certificates will be prepared by COMPANY's transfer agent and delivered to King and Wood, LLP for the benefit of the Shareholders;

     (b) At the Closing, the items specified in Article VII below; and

     (c) At the Closing, all of the books and records of COMPANY.

2.3      Deliveries by Shareholders and Onny.

     At the Closing, the Shareholders and Onny, as applicable, shall deliver to COMPANY the items specified in Article VII below.


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

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     Each Shareholder, hereby severally represents and warrants to COMPANY as follows (it being acknowledged that COMPANY is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of COMPANY hereunder):

3.1      Ownership of Stock.

     Each Shareholder is the lawful owner of his/her Onny Stock to be transferred to COMPANY free and clear of all preemptive or similar rights and Liens, and the delivery to COMPANY of the Onny Stock pursuant to the provisions of this Agreement will transfer to COMPANY valid title thereto, free and clear of all Liens. To the knowledge of each Shareholder, the Onny Stock to be exchanged herein has been duly authorized and validly issued and is fully paid and nonassessable.

3.2      Authority to Execute and Perform Agreement; No Breach.

     Each Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Onny Stock and to perform fully his respective obligations hereunder. This Agreement has been duly executed and delivered by each Shareholder and, assuming due execution and delivery by, and enforceability against COMPANY, constitutes the valid and binding obligation of each Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any Governmental Entity, and no approval or consent of, or filing, with any other Person is required to be obtained by the Shareholders or in connection with the execution and delivery by the Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby.

     The  execution,   delivery  and  performance  of  this  Agreement  by  each
Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by each Shareholder will not:

     (a) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Shareholder is a party or by or to which any of the properties and assets of any of the Shareholders may be bound or subject;


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     (b) violate any order, judgment,  injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Shareholder or the securities, assets, properties or business of any of them is bound; or

     (c) violate any statute, law or regulation to which any Shareholder is subject.

3.3      Securities Matters.

     The Shareholders hereby represent, warrant and covenant to COMPANY, as follows:

     (a) The Shareholders have been advised that COMPANY Stock has not been registered under the Securities Act, or any state securities act in reliance on exemptions therefrom.

     (b) COMPANY Stock is being acquired solely for each Shareholder's own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof. The Shareholders have no present plans to enter into any such contract, undertaking, agreement or arrangement and the Shareholders further understand that the COMPANY Stock may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption.

     (c)  The   Shareholders   agree  that  the   certificate  or   certificates
representing the COMPANY Stock will be inscribed with substantially the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of counsel that registration is not required under said Act."

     (d) The Shareholders acknowledge that an investment in COMPANY is subject to a high degree of risk and that, even though the COMPANY's common stock is quoted on the NASD Over-the-Counter Bulletin Board, there exists no established trading market for the COMPANY Stock.

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF ONNY

     Onny hereby represents and warrants to COMPANY as follows (it being acknowledged that COMPANY is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of Onny, constitutes a condition precedent to the obligations of the COMPANY hereunder):

4.1      Organization, Standing and Corporate Power


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

     Each of Onny and Hainan Helpson Medicine & Biotechnique Co. Ltd., Onny's wholly-owned subsidiary (the "Helpson"), is a company with limited liability duly organized, validly existing and in good standing under the laws of the British Virgin Islands ("BVI") and the People's Republic of China (the "PRC"), respectively, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted, except where the failure to do so would not have, individually or in the aggregate, a Onny Material Adverse Effect. Furthermore, Onny has all requisite Permits necessary to own and operate Helpson as a wholly owned subsidiary. For purposes of this Agreement, the term "Onny Material Adverse Effect" means any Material Adverse Effect with respect to Onny and Helpson, taken as a whole, or any change of effect that adversely, or is reasonably expected to adversely, affect the ability of Onny to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay Onny's ability to perform its obligations hereunder.

4.2      Authority; Non-contravention.

     Onny has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Onny of this Agreement and the consummation of the transactions contemplated hereby by Onny have been duly authorized by all necessary corporate action on the part of Onny. This Agreement has been duly executed and delivered by Onny and, assuming this Agreement constitutes the valid and binding agreement of COMPANY, constitutes a valid and binding obligation of Onny, enforceable against Onny in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not (x) conflict with any provisions of the charter or other organizational or governing documents of Onny, (y) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a material benefit under, or require the consent of any Person under, any indenture, or other material agreement, Permit, concession, ground lease or similar instrument or undertaking to which Onny is a party or by which COMPANY or any of its assets are bound or affected, result in the creation or imposition of a Lien against any material asset of Onny, which singly or in the aggregate would have a Onny Material Adverse Effect, or (z) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to Onny or Helpson and currently in effect, which, in the case of clauses (y) and (z) above, singly or in the aggregate, would have a Onny Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any third party which has not been received or made is required by or with respect to Onny


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

in connection with the execution and delivery of this Agreement by Onny or the consummation by Onny of the transactions contemplated hereby, except for consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Onny Material Adverse Effect.

4.3      Financial Statements.

     The financial statements of Onny and Helpson have been audited by the chartered accounting firm of Baker Tilly for the periods ended as of December 31, 2003 and 2004, and May 31, 2005, respectively, each in conformity with U.S. Generally Accepted Accounting Principles ("GAAP").


4.4     Capital Structure.

     As of the Effective Date, 39,700 outstanding shares of the ordinary shares of Onny were issued and outstanding and no shares of Onny Stock were held by Onny in its treasury. All outstanding shares of capital stock of Onny are duly authorized and validly issued, and are fully paid and nonassessable and not subject to preemptive or similar rights. No bonds, debentures, notes or other indebtedness of Onny having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Shareholders may vote are issued or outstanding. Except for this Agreement, Onny does not have and, at or after Closing will not have, any outstanding options, warrants, call, subscriptions or other rights, agreements or commitments which either (a) obligates Onny to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Onny, or (b) restricts the voting, disposition or transfer of shares of capital stock of Onny. There are no outstanding stock appreciation rights or similar derivative securities or rights of Onny.

4.5     Subsidiaries.

     Other than as provided on Schedule 4.5, neither Onny nor Helpson owns, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

4.6      Intellectual Property.

     Schedule 4.6 lists the trademarks, trade names, service marks, patents, copyrights used by Onny and Helpson and any applications with respect thereto. Neither Onny nor Helpson has any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Onny or Helpson infringes upon or involves, or has resulted in the infringement of, any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any other Person, corporation or other entity; and no proceedings have been Instituted, are pending or are threatened with respect thereto.


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

4.7      Absence  of  Certain  Changes  or  Events;   No  Undisclosed   Material
         Liabilities.

     (a) Each of Onny and Helpson has conducted its business only in the ordinary course, and, there has not been (i) any change, destruction, damage, loss or event which has had or could reasonably be expected to have, individually or in the aggregate a Onny Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Onny or Helpson's capital stock, or any repurchase, redemption or other acquisition by Onny or Helpson of any shares of their respective capital stock or equity interests, as applicable; (iii) any increase in the rate or terms of compensation payable or to become payable by Onny or Helpson to its directors, officers or key employees; (iv) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees; (v) any entry into any agreement, commitment or transaction by Onny or Helpson, or waiver, termination, amendment or modification to any agreement, commitment or transaction, which is material to Onny or Helpson taken as a whole; (vi) any material labor dispute involving the employees of Onny or Helpson; (vii) any change by Onny or Helpson in accounting methods, principles or practices except as required or permitted by GAAP; (viii) any write-off or write-down of, or any determination to write-off or write-down, any asset of Onny or Helpson or any portion thereof;
(ix) any split, combination or reclassification of any of Onny or Helpson's capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of Onny or Helpson's capital stock; (x) any amendment of any material term of any outstanding security of Onny or Helpson; (xi) any loans, advances or capital contributions to or investments in, any other Person in existence on the Effective Date made by Onny or Helpson; (xii) any sale or transfer by Onny or Helpson of any of the assets of Onny or Helpson, as applicable; (xiii) cancellation of any material debts or claims or waiver of any material rights by Onny or Helpson; or (xiv) any agreements by Onny or Helpson to (a) do any of the things described in the preceding clauses (i) through (xiii) other than as expressly contemplated or provided for herein or (b) take, whether in writing or otherwise, any action which, if taken prior to the Effective Date, would have made any representation or warranty of Onny in this Agreement untrue or incorrect in any material respect.

     (b) Helpson has no liabilities, except as set forth in its financial statements for the period ended May 31, 2005 or otherwise incurred in the ordinary course of business.

4.8      Books and Records.

     The books of account and other financial records of Onny and Helpson, all of which have been made available to COMPANY, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.


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

4.9      Employees.

     Neither Onny nor Helpson has any labor disputes with its respective employees. There are no loans or other obligations payable or owing by Onny or Helpson to any stockholder, officer, director or employee of Onny or Helpson, as applicable, nor are there any loans or debts payable or owing by any of such persons to Onny or Helpson or any guarantees by Onny or Helpson of any loan or obligation of any nature to which any such Person is a party.

4.10     Employee Benefit Plans.

     All employee benefit plans provided by Helpson to its employees are operated under and in accordance with applicable laws of PRC.

4.11     Compliance with Applicable Laws.

     Each of Onny and Helpson has and after giving effect to the transactions contemplated hereby will have in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the knowledge of Onny there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a Onny Material Adverse Effect. To Onny's Knowledge, each of Onny and Helpson is in compliance with, and has no liability or obligation under, any applicable statute, law, ordinance, rule, order or regulation of any Governmental Entity, including any liability or obligation to undertake any remedial action under Hazardous Substances Laws (as hereinafter defined), except for instances of non-compliance, liabilities or obligations, which individually or in the aggregate would not have a Onny Material Adverse Effect.


4.12 Insurance

     Except as disclosed on Schedule 4.12, neither Onny nor Helpson has any insurance policies in effect.

4.13     Litigation, etc.

     As of the Effective Date, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of Onny, threatened against Onny or Helpson (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) neither Onny nor Helpson is subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a Onny Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act. As of the Closing, there are no suits, actions, claims or proceedings pending or, to Onny's Knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.


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

4.14     Contracts.

     Schedule 4.14 lists all material contracts, leases, arrangements or commitments (whether oral or written) of either Onny or Helpson relating to: (a) the employment of any Person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.15     Real Property.

     Onny and Helpson have good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in their respective balance sheets.


4.16     Environmental Matters.

     The operations of each of Onny and Helpson comply with all applicable local and national environmental laws.

4.17     Solicitation.

     None of Onny, Helpson, or the officers, directors, Affiliates or agents of Onny or Helpson, or any other Person acting on behalf of Onny or Helpson has solicited, directly or indirectly, any Person to enter into a merger or similar business combination transaction with Onny or Helpson by any form of general solicitation, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.18     Disclosure.

     The representations and warranties and statements of fact made by Onny in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.


                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     COMPANY hereby represents and warrants to Onny and the Shareholders as follows (it being acknowledged that Onny and the Shareholders are entering into this Agreement in material reliance upon each of the following representations


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

and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of COMPANY, constitutes a condition precedent to the obligations of Onny and the Shareholders hereunder):

5.1      Organization, Standing and Power.

     COMPANY is duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. COMPANY is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a COMPANY Material Adverse Effect. For purposes of this Agreement, the term "COMPANY Material Adverse Effect" means any Material Adverse Effect with respect to COMPANY, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of COMPANY to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays COMPANY' ability to perform its obligations hereunder. COMPANY has made available to Onny complete and correct copies of its charter documents and bylaws.

5.2      Capital Structure.

     As of the Effective Date, the authorized capital stock of COMPANY consists of 30,000,000 shares of Company Stock. Immediately following the Closing, there will be 30,000,000 shares of common stock of COMPANY issued and outstanding. All outstanding shares of capital stock of COMPANY will have been duly authorized and validly issued, and will be fully paid and nonassessable and not subject to preemptive or similar rights. No bonds, debentures, notes or other indebtedness of COMPANY having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of COMPANY may vote are issued or outstanding. Except for this Agreement, COMPANY does not have, and at or after Closing will not have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which either
(a) obligates COMPANY to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of COMPANY, or (b) restricts the voting, disposition or transfer of shares of capital stock of COMPANY. There are no outstanding stock appreciation rights or similar derivative securities or rights of COMPANY.

5.3      Authority: Non-contravention.

     COMPANY has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by COMPANY and the consummation by COMPANY of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of COMPANY. This Agreement has been duly executed and delivered by COMPANY and, assuming this Agreement constitutes the valid and binding agreement of Onny and the

Shareholders, constitutes a valid and binding obligation of COMPANY, enforceable against COMPANY in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof, will not, (x) conflict with any of the provisions of the charter documents or bylaws of COMPANY, (y) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any Person under, any indenture or other agreement, Permit, concession, ground lease or similar instrument or undertaking to which COMPANY is a party or by which COMPANY or any of its assets are bound or affected, result in the creation or imposition of a Lien against any material asset of COMPANY, which, singly or in the aggregate, would have a COMPANY Material Adverse Effect, or (z) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on COMPANY currently in effect, which in the case of clauses (y) and (z) above, singly or in the aggregate, would have a COMPANY Material Adverse Effect. Except as required by applicable federal securities law, no consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any third party which has not been received or made is required by or with respect to COMPANY in connection with the execution and delivery of this Agreement by COMPANY or the consummation by COMPANY of the transactions contemplated hereby, except for consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a COMPANY Material Adverse Effect.

5.4      Subsidiaries.

     COMPANY does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

5.5      Intellectual Property.

     COMPANY does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. COMPANY has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of COMPANY infringes upon or involves, or has resulted in the infringement of, any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any other Person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened with respect thereto.

5.6      Absence  of  Certain  Changes  or  Events;   No  Undisclosed   Material
         Liabilities.

     (a) The Shareholders have been provided with the audited financial statements of COMPANY as of June 30, 2004 and June 30, 2005 (collectively, the "Financial Statements"). Except as otherwise disclosed in its filings or public record with the Securities and Exchange Commission, COMPANY has conducted its business only in the ordinary course, and there has not been (i) any change, destruction, damage, loss or event which has had or could reasonably be expected to have, individually or in the aggregate a COMPANY Material Adverse Effect;
(ii) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of COMPANY' capital stock, or any repurchase, redemption or other acquisition by COMPANY of any shares of their respective capital stock or equity interests, as applicable; (iii) any increase in the rate or terms of compensation payable or to become payable by COMPANY to its directors, officers or key employees; (iv) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees; (v) any entry into any agreement, commitment or transaction by COMPANY, or waiver, termination, amendment or modification to any agreement, commitment or transaction, which is material to COMPANY taken as a whole; (vi) any material labor dispute involving the employees of COMPANY;
(vii) any change by COMPANY in accounting methods, principles or practices except as required or permitted by GAAP; (viii) any write-off or write-down of, or any determination to write-off or write-down, any asset of COMPANY or any portion thereof; (ix) any split, combination or reclassification of any of COMPANY' capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of COMPANY' capital stock; (x) any amendment of any material term of any outstanding security of COMPANY; (xi) any loans, advances or capital contributions to or investments in, any other Person in existence on the Effective Date made by COMPANY; (xii) any sale or transfer by COMPANY of any of the assets of COMPANY; (xiii) cancellation of any material debts or claims or waiver of any material rights by COMPANY; or (xiv) any agreements by COMPANY to
(a) do any of the things described in the preceding clauses (i) through (xiii) other than as expressly contemplated or provided for herein or (b) take, whether in writing or otherwise, any action which, if taken prior to the Effective Date, would have made any representation or warranty of COMPANY in this Agreement untrue or incorrect in any material respect.

     (b) Except as otherwise set forth in Schedule 5.6(b) hereof, COMPANY has no Liabilities as of the Effective date that in the aggregate shall exceed $10,000. Halter agrees that such liabilities shall be paid off by it within 30 days after the closing.

5.7      Books and Records.

     The books of account and other financial Records of COMPANY, all of which have been made available to Onny, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act.

5.8      Employees.

     Except with regard to Timothy P. Halter, COMPANY's sole officer and director, COMPANY (a) has no employees, (b) does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees, (c) has no written or oral employment agreements with any officer or director of COMPANY or
(d) is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by COMPANY to any stockholder, officer, director or employee of COMPANY, nor are there any loans or debts payable or owing by any of such persons to COMPANY or any guarantees by COMPANY of any loan or obligation of any nature to which any such Person is a party.

5.9      Employee Benefit Plans.

     COMPANY has no (a)  non-qualified  deferred or  incentive  compensation  or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by COMPANY.

5.10     Compliance with Applicable Laws.

     COMPANY has and after giving effect to the transactions contemplated hereby will have in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the Knowledge of COMPANY there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a COMPANY Material Adverse Effect. To COMPANY' Knowledge, COMPANY is in compliance with, and has no liability or obligation under, any applicable statute, law, ordinance, rule, order or regulation of any Governmental Entity, including any liability or obligation to undertake any remedial action under Hazardous Substances Laws (as hereinafter defined), except for instances of non-compliance, liabilities or obligations, which individually or in the aggregate would not have a COMPANY Material Adverse Effect.

5.11     Insurance.

     COMPANY has no insurance policies in effect.

5.12     Litigation, etc.

     As of the Effective Date, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the Knowledge of COMPANY, threatened against COMPANY (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) COMPANY is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses
(a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a COMPANY Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt
Practices Act. As of the Closing, there are no suits, actions, claims or proceedings pending or, to COMPANY' Knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

5.13     Contracts.

     Except for its contract with Securities Transfer Corporation, a Texas corporation ("STC"), pursuant to which STC acts as COMPANY' stock transfer agent, COMPANY has no material contracts, leases, arrangements or commitments (whether oral or written) and is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any Person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

5.14     Real Property.

     COMPANY does not own or lease any real property.

5.15     Quotation.

     As of the Effective Date, the COMPANY Stock will remain eligible for quotation on the NASD Over-the-Counter Bulletin-Board.

5.16     Filings.

     Prior to the Effective Date, COMPANY has filed all reports required to be filed by it under the Securities Exchange Act.

5.17     Environmental Matters.

     COMPANY has not received any written notice from any Governmental Entity that there exists any violation of any Hazardous Substances Law (as hereinafter defined). COMPANY has no Knowledge (a) of any Hazardous Substances (as hereinafter defined) present on, under or about any COMPANY asset, and to COMPANY' Knowledge no discharge, spillage, uncontrolled loss, seepage or filtration of Hazardous Substances has occurred on, under or about any COMPANY asset, (b) that any COMPANY assets violates, or has at any time violated, any Hazardous Substance Laws, and (c) that there is a condition on any asset for which COMPANY has an obligation to undertake any remedial action pursuant to Hazardous Substance Laws. For purposes hereof, "Hazardous Substances" means, without limitation (i) those substances included within definitions of any one or more of the terms "Hazardous Substance," and "Hazardous Waste," "Toxic Substance" and "Hazardous Material" in the Comprehensive Environmental Response

Compensation and Liability Act, 42 U.S.C. ss. 90,601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq., (insofar as it relates to employee health and safety in relation to exposure to Hazardous Substances) and any other local, state, federal or foreign laws or regulations related to the protection of public health or the environment (collectively, "Hazardous Substances Laws"); (ii) such other substances, materials or wastes as are or become regulated under, or as are classified as hazardous or toxic under Hazardous Substance Laws; and (iii) any materials, wastes or substances that can be defined as (v) petroleum products or wastes; (w) asbestos; (x) polychlorinated biphenyl; (y) flammable or explosive; or (z) radioactive.

5.18     Anti-takeover Plan: State Takeover Statutes.

     COMPANY does not have in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, scheme, device or arrangement. The Board of Directors of COMPANY has approved this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Exchange, this Agreement or any of the transactions contemplated by this Agreement.

5.19     Solicitation.

     None of COMPANY, its officers, directors, Affiliates or agents, or any other Person acting on its behalf has solicited, directly or indirectly, any
Person to enter into a merger or similar business combination transaction with COMPANY by any form of general solicitation, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5.20     Disclosure.

     The representations and warranties and statements of fact made by COMPANY in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                   ARTICLE VI.
                                 INDEMNIFICATION

6.1      Indemnification of Onny and Shareholders.

     (a) COMPANY shall, from and after the Closing, indemnify, defend and hold harmless the Shareholders, Onny, and Onny's officers, directors, Affiliates or agents, and any other Person acting on its behalf (the "Onny Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (the "COMPANY Indemnified Liabilities") based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the fullest extent permitted under the laws of the State of Delaware.

     (b) The Onny Indemnified Parties shall have the right to conduct the defense of any action giving rise to a claim for indemnity under this Agreement with counsel of their own choosing. Onny, the Shareholders and COMPANY agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Onny Indemnified Parties with respect to matters occurring through the Closing, shall survive the Exchange and shall continue in full force and effect for a period of not less than two years from the Closing; provided, however, that all rights to indemnification in respect of any Onny Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Onny Indemnified Liabilities.

     (c) The provisions of this Section 6.1 are intended to be for the benefit of, and shall be enforceable by, each Onny Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of COMPANY and Onny.

6.2      Indemnification of COMPANY.

     (a) Onny shall, from and after the Closing, indemnify, defend and hold harmless COMPANY and COMPANY's officers, directors, Affiliates or agents, and any other Person acting on its behalf (the "COMPANY Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (the "COMPANY Indemnified Liabilities") based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the fullest extent permitted under the laws of the State of Delaware and the British Virgin Islands.

     (b) COMPANY Indemnified Parties shall have the right to conduct the defense of any action giving rise to a claim for indemnity under this Agreement with counsel of their own choosing. Onny, the Shareholders and COMPANY agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the COMPANY Indemnified Parties with respect to matters occurring through the Closing, shall survive the Exchange and shall continue in full force and effect for a period of not less than two years from the Closing; provided, however, that all rights to indemnification in respect of any COMPANY Indemnified Liabilities asserted or made within such period shall continue until the disposition of such COMPANY Indemnified Liabilities.

     (c) The provisions of this Section 6.2 are intended to be for the benefit of, and shall be enforceable by, each COMPANY Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of COMPANY and Onny.

                                  ARTICLE VII.
                              CONDITIONS PRECEDENT

7.1      Conditions to Each Party's Obligation to Effect the Exchange.

     The respective obligations of each party to effect the Exchange are subject to the satisfaction or written waiver of the following conditions:

     (a) No Injunctions or Restraints. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such temporary restraining order, injunction, order, restraint or prohibition vacated.

     (b) Governmental and Regulatory Consents. All material filings required to be made prior to the Closing with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Closing from, Governmental Entities, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Onny and COMPANY will have been made or obtained (as the case may be).

7.2      Conditions to Obligations of Onny and the Shareholders.

     The obligations of Onny and the Shareholders to effect the Exchange are further subject to the satisfaction or written waiver on or prior to the Closing of the following conditions:

     (a) Representations and Warranties. The representations and warranties of COMPANY set forth in Article V that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of COMPANY set forth in Article V that are not so qualified shall be true and correct in all material respects, in each case as of the Closing, except to the extent such representations and warranties speak as of an earlier date. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect.

     (b) Performance of Obligations of COMPANY. COMPANY shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

     (c) Board Representation. At the Closing and pursuant to a written consent to action of the Board of Directors of COMPANY, the Board of Directors (i) shall appoint Ms. Heung Mei Tsui as a member of the Board of Directors, and (ii) all existing officers shall resign as officers of COMPANY.

     (d) Current Report and Registration Statement. Immediately following the Closing, COMPANY shall file with the Securities and Exchange Commission (i) a Current Report on Form 8-K to report the transaction contemplated hereunder and
(ii) a registration statement to register those shares of COMPANY Stock issued to those Shareholders who participated in Onny's private offering of securities deemed consummated on the Effective Date, which registration statement shall be kept current by the Company for a period of 12 months from the date the registration statement is declared effective by the U. S. Securities and Exchange Commission.

     (e) HFG Lockup. HFG agrees that it will not sell, transfer or otherwise dispose of, except to Affiliates, 914,085 shares of the COMPANY's common stock currently held by it until the earlier of the date the COMPANY completes an equity based financing or the date which is nine months following the Effective Date without the express written consent of the COMPANY.

     (f) Amendment to Certificate of Incorporation. Immediately following the Closing, COMPANY shall file an Information Statement in accordance with Section 14 of the Securities Exchange Act for the purpose of increasing the COMPANY's authorized common capital stock to 100,000,000 shares. Upon the effectiveness of the amendment to the COMPANY's certificate of incorporation, filed to effect the increase in its common capital stock, the COMPANY shall issue to Heung Mei Tsui the 4,723,056 shares of COMPANY Stock (the "Post Closing Shares") to which she would otherwise have been entitled if the Company had enough authorized shares as of the Closing so as to increase her ownership in the COMPANY to 25,278,384 shares or approximately 72.8% of the issued and outstanding common capital stock of the COMPANY following the issuance of the Post Closing Shares. The Information Statement shall also provide for the changing of the COMPANY's name and authorize the board of directors to effect up to a 2.89 for 1 reverse stock split.

7.3      Conditions to Obligations of COMPANY.

     The obligation of COMPANY to effect the Exchange is further subject to the satisfaction or written waiver on or prior to Closing of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Onny set forth in Article IV and the Shareholders set forth in Article III that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of Onny set forth in Article IV and the Shareholders set forth in Article III that are not so qualified shall be true and correct in all material respects, in each case as of the Closing. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect, and COMPANY shall have received a certificate signed on behalf of Onny by the president of Onny to the effect set forth in this paragraph;

     (b) Performance of Obligations of Onny and the Shareholders. Onny and the Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.


7.4      Frustration of Closing Conditions.

     None of COMPANY, the Shareholders or Onny may rely on the failure of any condition set forth in Sections 7.1, 7.2,or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to commence or complete the Exchange and the other transactions contemplated by this Agreement.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

8.1      Survival of Representations and Warranties.

     Except as otherwise contemplated herein, the representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years.

8.2      Fees and Expenses.

     Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

8.3      Definitions.

     For purposes of this  Agreement,  and except as  otherwise  defined in this
Agreement:

     (a) "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "Governmental Entity" means any domestic or foreign governmental agency or regulatory authority;

     (c) "Knowledge" means actual knowledge. In order for an individual to have Knowledge of a fact or matter, the individual must be actually aware of that fact or matter. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or matter.

     (d) "Liens" means, collectively, all material pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

     (e) "Material Adverse Effect" with respect to any Person means an event that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its subsidiaries taken as a whole;

     (f)  "Permits"  means  federal,   state,  local  and  foreign  governmental
approvals, authorizations, certificates, filings, franchises, licenses, notices, permits an rights; and

     (g) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     (h) "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

     (i) "Securities Act" means the Securities Act of 1933, as amended.

     (j) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

8.4      Usage.

     In this Agreement, unless a clear contrary intention appears:

     (a) the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c) reference to any gender includes each other gender or, in the case of an entity, the neuter;

     (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, exhibits and schedules;

     (e) reference to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated

     (f) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

     (g) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof;

     (i) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

     (j) "or" is used in the inclusive sense of "and/or;" and

     (k) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding."

8.5      Notices.

     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


     (a) if to COMPANY prior to the Closing to:

                     Timothy P. Halter
                     12890 Hilltop Road
                     Argyle, Texas 76226
                     Tel: (972) 233-0300

     (b) if to Onny and to COMPANY after the Closing to

                     Charles Law
                     King and Wood LLP
                     975 Page Mill Road
                     Palo Alto, CA 94304 , USA
                     Tel:  (650) 320-4599
                     Fax:  (650) 494-1387


8.6      Counterparts.

     This Agreement may be executed in two or more counterparts.

8.7      Entire Agreement; Third-Party Beneficiaries.

     This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of Sections 6.1 and 6.2 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third Persons referred to in, or intended to be benefited by, such provisions.

8.8      Governing Law.

     This agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.9      Assignment.

     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.10     Enforcement.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

8.11     Severability.

     Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

IN WITNESS WHEREOF, COMPANY, Onny, the Shareholders and HFG have executed this Agreement to be effective as of the Effective Date.



                              TS ELECTRONICS, INC.


                           By: /s/ Timothy P. Halter
                              ------------------------------------------
                              Timothy P. Halter, Chief Executive Officer



                                ONNY INVESTMENT LTD.

                           By: /s/ Heung Mei TSUI
                              ------------------------------------------
                              Heung Mei TSUI, CEO



                              Halter Financial Group, Inc.

                           By: /s/ Timothy P. Halter
                              ------------------------------------------
                              Timothy P. Halter, President

                              SHAREHOLDERS


                           By: /s/ Heung Mei TSUI
                              ------------------------------------------


                           By: /s/ Gary C. Evans

                           By: /s/ Liu Hainan

                           By: /s/ Nie Xinyong

                           By: /s/ Jiao Xueqian

                           By: /s/ Ma Fengdi

                           By: /s/ Yang Wei

                           By: /s/ Peng Yuguo

                           By: /s/ He Shengping

                           By:     Baslow Technology Limited

                           By: /s/ Huang Xueming

                           By: /s/ Wu Xiaowei

                           By: /s/ Li Zhi

                           By: /s/ Wang Guimin

                           By: /s/ Yu Li

                           By: /s/ Qiu Kun

                           By: /s/ Wang Xinlu

                           By: /s/ Dai Xianshu

                           By: /s/ Long Yuqi

                           By: /s/ Jin Shuzhi

                           By:     Clear View Investment Fund, LP

                           By: /s/ Zhou Huaizu

                           By: /s/ Liang Yinwen

                           By: /s/ Guo Zhiying

                           By: /s/ Zheng Min

                           By: /s/ Cui Heming

                           By: /s/ Yang Yonggang

                           By: /s/ Zhang Jianye

                           By: /s/ Shang Liying

                           By: /s/ Chang Yundong

                           By: /s/ Han Yi

                           By: /s/ Qian Cheng

                           By: /s/ Zhou Lin

                           By: /s/ Zhao Kai

                           By: /s/ Wang Tianan

                           By: /s/ Lv Ping

                           By: /s/ Mu Chuanquan

                           By: /s/ Tang Zhixiong

                           By: /s/ Ma Yong

                           By:     SICAV Placeuro-global China Fund

                           By: /s/ Gu Liping

                           By: /s/ Shao Jianmin

                           By: /s/ Zhao Jingzhen

                           By: /s/ Dou Qilv

                           By: /s/ Bob Wu

                           By:     Pinncale China Fund, LP

                           By: /s/ Danny Conwill

                                 Exhibit 1.2 (a)

---------------------------------------------------------------- ---------------
Shares issued and outstanding immediately prior to                     6,944,611
Closing
---------------------------------------------------------------- ---------------
Shares  issued  and  outstanding   immediately                        30,000,000
following  the Closing
---------------------------------------------------------------- ---------------

                                  Schedule 4.5
                                   Subsidiary

The only subsidiary of Onny is Helpson.


                                  Schedule 4.6

As of the Effective Date, Helpson owns following trademarks:


--------------- ---------------- --------------------------- --------------------------------------------------------
    Number        Certificate            Trade Mark                              Expiration Date
                      No.
--------------- ---------------- --------------------------- --------------------------------------------------------
      1.            1271759               Funalin                       From May 14, 1999 to May 13, 2009
                                    (Chinese characters)
--------------- ---------------- --------------------------- --------------------------------------------------------
      2.            1272760               Fukexing                      From May 14, 1999 to May 13, 2009
                                    (Chinese characters)
--------------- ---------------- --------------------------- --------------------------------------------------------
      3.            1272792          Huipusen (Chinese                  From May 14, 1999 to May 13, 2009
                                        characters)
                                          HELPSON
--------------- ---------------- --------------------------- --------------------------------------------------------
      4.            1280259                Symbol                       From June 7, 1999 to June 6, 2009
--------------- ---------------- --------------------------- --------------------------------------------------------
      5.            1327731                Beisha                   From October 28, 1999 to October 27, 2009
                                    (Chinese characters)
--------------- ---------------- --------------------------- --------------------------------------------------------
      6.            1330294              Shiduotai                  From November 7, 1999 to November 6, 2009
                                    (Chinese characters)
--------------- ---------------- --------------------------- --------------------------------------------------------
      7.            1330295                Xinuo                    From November 7, 1999 to November 6, 2009
                                    (Chinese characters)
--------------- ---------------- --------------------------- --------------------------------------------------------
      8.            1476339                Symbol                  From November 21, 2000 to November 20, 2010
--------------- ---------------- --------------------------- --------------------------------------------------------
      9.            1500459              HPS symbol                  From January 7, 2001 to January 6, 2011
--------------- ---------------- --------------------------- --------------------------------------------------------
     10.            1511770                Symbol                   From January 21, 2001 to January 20, 2011
--------------- ---------------- --------------------------- --------------------------------------------------------
     11.            1535420          Huipusen (Chinese                 From March 7, 2001 to March 6, 2011
                                        characters)
                                          HELPSON
--------------- ---------------- --------------------------- --------------------------------------------------------
     12.            1535416                Symbol                      From March 7, 2001 to March 6, 2011
--------------- ---------------- --------------------------- --------------------------------------------------------
     13.            1537828                Symbol                     From March 14, 2001 to March 13, 2010
--------------- ---------------- --------------------------- --------------------------------------------------------

                                  Schedule 4.12
                                Insurance Policy

Helpson purchased only one insurance as summarized below:

----------------------- --------------------------------------------------------
Insurance Company       Ping An Property & Casualty Insurance Company of China,
                        Ltd.
----------------------- --------------------------------------------------------
Policy No.              21500000740100030001
----------------------- --------------------------------------------------------
Date of Purchase        August 6, 2003
----------------------- --------------------------------------------------------
Insured Items           machinery and equipment of Helpson
----------------------- --------------------------------------------------------
Coverage Amount         RMB 6,254,120 (approximately $781,765)
----------------------- --------------------------------------------------------
Deduction               5% of the property loss or RMB1,000 (approximately $125)
                        per Accident, whichever is higher.
----------------------- --------------------------------------------------------
Expiration Date         August 6, 2005
----------------------- --------------------------------------------------------

                                  Schedule 4.14
                               Material Contracts


Sales Contracts (Top-10 Distributors)(1)
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
Series Buyer              Contract Date of     Subject Matter                               Sales Volume            Liabilities for
No.                       No.      Execution                                                                        Breach of
                                                                                                                    Contract
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
  1    Hainan Liang Bi             September   Helpson granted the nationwide exclusive     In the event that the   If one party
       Shi Cosmetics Co.,          10th, 2002  distribution rights of aFGF products to LBS, monthly quantity of     breaches
       Ltd.("LBS")                             commencing from Oct 30th, 2002 to Oct        products LBS buys       contract, the
                                               30th,2007.                                   from Company has        other is
                                                                                            been below 1000mg in    entitled to
                                                                                            three consecutive       terminate the
                                                                                            months, Helpson is      contract.
                                                                                            entitled to choose
                                                                                            other distributors.
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
  2    Hainan Xingling             September   Helpson granted the nationwide exclusive     After five months of    The breaching
       Medical Co.,                8th,2004    distribution rights of                       market starting period, party shall be
       Ltd.("Xingling")                        Neurotrophicpeptide(2ml),Neurotrophicpeptide the monthly minimum     liable for the
                                               (5ml),Buflomedil                             sales for each kind of  compensation
                                               Hyfrochloride(5ml),Buflomedil                product shall be as     of losses
                                               Hyfrochloride(0.15g)Cefaclor                 follows:                incurred by the
                                               Dispersible,and Roxithromycin products to    Neurotrophicpeptide     other party and
                                               Xingling, commencing from September,         (50,000 boxes),         the matters
                                               2004 to September,2007.                      Buflomedil              concerning
                                                                                            Hyfrochloride (30,000   penalty and
                                                                                            boxes), Cefaclor        liability for
                                                                                            Dispersible(20,000      breach of
                                                                                            boxes), Roxithromycin   contract shall
                                                                                            (100,000 boxes). In the be governed by
                                                                                            event that the sales    "Contract

(1) This list only reflects all the contracts between the top 10 distributors/ suppliers and the Company as provided by the Company.


                                                                              31

                                                                                            quantity fails to meet  Law".
                                                                                            the monthly minimum
                                                                                            requirement, Helpson is
                                                                                            entitled to terminate
                                                                                            the contract.
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
  3    Hainan Helpson     The Company can not provide the contract thereof.
       Medical Co., Ltd.
------ ------------------ ----------------------------------------------------------------- ----------------------- ----------------
  4    Shanxi Yida
       Medical
       Technology and     The Company can not provide the contract thereof.
       Trade Co., Ltd.
------ ------------------ ----------------------------------------------------------------- ----------------------- ----------------
  5    Shandong Tiandi    HPS03012 March       Sell 1000 boxes of Neurotrophicpeptide       RMB143,475              Governed by
       Medical Co., Ltd.           12th, 2004                                                                       "Contract Law"
                                                                                                                    and
                                                                                                                    "Regulations on
                                                                                                                    Purchase and
                                                                                                                    Sales Contracts
                                                                                                                    of Industrial
                                                                                                                    and Mineral
                                                                                                                    Products"
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS04006 April 3rd,  Sell 200 boxes of Andrographolide Tablets    RMB 2,608               ibid
                                   2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS07007 July        Sell 720 boxes of Buflomedil Hyfrochloride   RMB 66,016.8            ibid
                                   8th,2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS08005 August      Sell 1000 boxes of Neurotrophicpeptide and   RMB 179,359             ibid
                                   6th, 2004   600 boxes of Buflomedil Hyfrochloride
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS08015 August      Sell 300 boxes of Buflomedil Hyfrochloride   RMB 43,042.5            ibid
                                   26th,2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
  6    Dongguan City      HPS02023 February    Sell 10800 boxes of Roxithromycin            RMB 75,600              ibid
       Dongjiang                   27th, 2004
       Medical Co., Ltd.
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------


                                                                              32

------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS04007 April 3rd,  Sell 6000 boxes of Roxithromycin             RMB 35,100              ibid
                                   2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS04017 April 16th, Sell 3000 boxes of Roxithromycin             RMB 31,800              ibid
                                   2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS04019 April 19th, Sell 3000 boxes of Roxithromycin             RMB 31,800              ibid
                                   2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
  7    Hebei Province     HPS02021 February    Sell 2000 pieces of NGP                      RMB 4,000               ibid
       Medical Co., Ltd.           26th, 2004
       Medical
       Distribution
       Branch
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
  8    Jinan Zhongxin     HPS08042 August      Sell 400 boxes of Neurotrophicpeptide        RMB 44,840              ibid
       Medical Co., Ltd.           2nd,2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS12034 December    Sell 400 boxes of Neurotrophicpeptide        RMB 44,840              ibid
                                   20th, 2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
  9    Qianjiang City     The Company can not provide the contract thereof.
       Yimin
       Commercial and
       Trade Co., Ltd.
------ ------------------ ----------------------------------------------------------------- ----------------------- ----------------
 10    Shandong           HT001    May         Sell 1000 boxes of Neurotrophicpeptide       RMB130,000              ibid
       Province Jinan              18th,2004
       Medical Purchase
       and Supply
       Station
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HT002    May 21st,   Sell 651 boxes of Buflomedil Hyfrochloride   RMB37,758               ibid
                                   2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------
                          HPS06005 June 17th,  Sell 200 boxes of Neurotrophicpeptide        RMB 23,000              ibid
                                   2004
------ ------------------ -------- ----------- -------------------------------------------- ----------------------- ----------------


Purchase Contracts (Top-10 Suppliers)
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
Series Supplier               Execution Date      Subject Matter         Purchase Volume Liabilities for Breach of
No.                                                                                      Contract
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
  1    Hainan Xinxin Bio-     March 1ST, 2004     Purchase 193.45g of    RMB4,062,450    Governed by "Contract Law" and "General
       technology Co, Ltd.                        Jieganzhi                              Principles of Civil Law"
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
                                                  Purchase 2000kg of     RMB 4,400,000   Not provided
  2    Chengdu Xing Wang Ji   July 30th, 2004     Buflomedil
       Medical Co, Ltd.                           Hydrochloride (raw
                                                  materials)
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
  3    Chengdu Wangji         February 1st, 2005  Purchase 1900 barrels  RMB 1,520,000   Not provided
       Medical Instant                            of "101Cellulose
       Prescription Co, Ltd.                      Microcrystallisate"
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
                              March 25th, 2005    Purchase 600kg of      RMB 1,380,000   Not Provided
                                                  Clarithromycin(raw
                                                  materials)
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
                              First quarter of    Purchase Yu Jiao Hua   RMB 513,350     Not provided
                              2005                Dian  Fen
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
  4    Zhejiang Zhenyuan      January 5th, 2005   Purchase 300kg of      RMB 390,000     Governed by "Contract Law"
       Pharmacy Co, Ltd.                          Roxithromycin,
                                                  effective from January
                                                  1st 2004 to June 30th,
                                                  2004
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
  5    Jiangsu Province       July 5th, 2004      Purchase 50kg of       RMB150,000      Not provided
       Xinnuo Medical                             Cefaclor Dispersible
       foreign Trade Co, Ltd.
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
                              October 25th, 2004  Purchase 50kg of       RMB 144,000     Governed by "Economic Contract Law"(2)
                                                  Cefaclor Dispersible
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
  6    Zhejiang Huayi         August 24th, 2004   Purchase 60kg of       RMB 113,400     Governed by "Contract Law"
       Medical Co,.Ltd.                           Clarithromycin,
                                                  effective from August
                                                  24th, 2004 to August
                                                  23, 2005
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------

(2) The Economic Contract Law has been abolished on October 1st, 1999 and replaced by Contract Law.


                                                                              34

------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
  7    Hainan Sanye Printing  The Company can not provide the contract thereof.
       Industrial Co., Ltd.
------ ---------------------- ------------------- ---------------------- -----------------------------------------------------------
  8    China Medical foreign  February 16th, 2004 Purchase 50kg of       RMB 159,000     If the purchaser defers to pay the
       Trade Co, Ltd.                             Cefaclor Dispersible                   contract price, it shall pay penalty to
                                                                                         the supplier in accordance with
                                                                                         the regulations on deferred
                                                                                         payment of the People's Bank of
                                                                                         China; if the goods are not
                                                                                         consistent with the contract or  has
                                                                                         there is quality problem, the
                                                                                         purchaser has right to refuse to pay
                                                                                         part of the contract price, however,
                                                                                         it has the obligation of take
                                                                                         delivery and notify the supplier
                                                                                         immediately.
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
  9    Hebei Changtian        The Company can not provide the contract thereof.
       Medical and Economic
       Trade Co., Ltd.
       Wholesale Department
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------
 10    Hangzhou Ouhua         January 15th, 2004  Purchase 100kg of      RMB 125,090     If the quantity, the qualifications
       Medical and Chemical                                                              or package is not in consistent
       Co, Ltd.                                                                          with the contract, or the supplier
                                                                                         fails to deliver goods as provided
                                                                                         in the contract, the supplier shall
                                                                                         pay 10% of contract price to the
                                                                                         purchaser as penalty and undertake
                                                                                         all the economic losses of the
                                                                                         purchaser incurred thereof; if the
                                                                                         purchaser fails to take deli every
                                                                                         of the goods, it shall pay 5%
                                                                                         of contract price as penalty.
------ ---------------------- ------------------- ---------------------- --------------- -------------------------------------------






                                                                              35